Exhibit 99.1

Orient Paper, Inc. Announces Unaudited Preliminary Financial Results for the First Quarter 2017

Company to Host Earnings Conference Call on Thursday, May 11, 2017, at 8:00 am ET

BAODING, China, May 3, 2017 /PRNewswire/ -- Orient Paper, Inc. (NYSE MKT: ONP) ("Orient Paper" or the "Company"), a leading manufacturer and distributor of diversified paper products in North China, today pre-announced its unaudited preliminary results for the quarter ended March 31, 2017. The Company anticipates filing its quarterly report on Form 10-Q for the first quarter 2017 with the Securities and Exchange Commission and releasing its earnings after the market close on Wednesday, May 10, 2017. The Company will host its first quarter 2017 financial results conference call at 8:00 am Eastern Time (5:00 am Pacific Time/8:00 pm Beijing Time) on Thursday, May 11, 2017.

Selected First Quarter 2017 Financial Results (Unaudited and Preliminary)

	For the Three Months Ended March 31,
	2017	2016	% Change
Revenue ($M)	$25.3	$27.9	-9.4%

Sales volume (tonnes)
Regular Corrugating Medium Paper ("CMP")*	47,792	49,002	-2.5%
Light-Weight CMP**	5,023	8,998	-44.2%
Tissue Paper Products	558	1,267	-56.0%
Offset Printing Paper	4,756	10,885	-56.3%
Digital Photo Paper	0	174	-100.0%

Average selling price ($/tonne)
Regular Corrugating Medium Paper ("CMP")*	$407	$324	25.5%
Light-Weight CMP**	$440	$331	33.0%
Tissue Paper Products	$1,260	$1,258	0.1%
Offset Printing Paper	$615	$655	-6.2%
Digital Photo Paper	NM	$1,798	NM

Gross profit ($M)	$5.7	$3.8	50.1%
Income (loss) from operations ($M)	$2.9	$(0.6)	594.8%
Net income (loss) ($M)	$1.7	$(1.4)	224.3%
Diluted earnings (loss) per share ($)	$0.08	$(0.06)	233.3%

*	Products from PM6
**	Products from PM1

“Our revenue decreased by 9.4% in the first quarter mainly as a result of a government mandated temporary restriction on production that has been in place since November 2016 that adversely affected our production and sales volume for light-weight corrugating medium paper (“CMP”), offset printing paper and tissue paper. However, margins and profitability improved significantly in the first quarter thanks to continued uptick in average selling price for regular CMP as well as decrease in operating expenses,” said Zhenyong Liu, Chairman and Chief Executive Officer of Orient Paper. “While we continue to face the uncertainties of government mandated production restriction/suspension from time to time, we expect the overall price environment to remain relatively stable for the remainder of the year.”

Earnings Conference Call

The Company’s management will host a conference call to discuss its first quarter 2017 financial results at 8:00 am US Eastern Time (5:00 am US Pacific Time/8:00 pm Beijing Time) on Thursday, May 11, 2017.

To attend the conference call, please dial in using the information below. When prompted upon dialing-in, please provide the conference ID or ask for the "Orient Paper First Quarter 2017 Earnings Conference Call."

Conference Call
Date:	Thursday, May 11, 2017
Time:	8:00 am ET
International Toll Free:	United States: +1-855-500-8701 Mainland China: 400-120-0654 Hong Kong: 800-906-606 International: +65-6713-5440
Conference ID:	15444926

This conference call will be broadcast live on the Internet and can be accessed by all interested parties at http://www.orientpaperinc.com/ or http://edge.media-server.com/m/p/k4knr5te.

Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software.

A playback will be available through 11:00 am ET on May 11, 2017 to 9:59 am ET on May 19, 2017. To listen, please dial+1-855-452-5696 if calling from the United States, or +61-290-034-211 if calling internationally. Use the passcode 15444926 to access the replay.

About Orient Paper, Inc.

Orient Paper, Inc. ("Orient Paper") is a leading paper manufacturer in North China. Using recycled paper as its primary raw material (with the exception of its digital photo paper and tissue paper products), Orient Paper produces and distributes three categories of paper products: corrugating medium paper, offset printing paper and tissue paper products.

With production based in Baoding and Xingtai in North China's Hebei Province, Orient Paper is located strategically close to the Beijing and Tianjin region, home to a growing base of industrial and manufacturing activities and one of the largest markets for paper product consumption in the country.

Orient Paper's production facilities are controlled and operated by its wholly owned subsidiary Shengde Holdings, Inc., which in turn controls and operates Baoding Shengde Paper Co., Ltd. and Hebei Baoding Orient Paper Milling Co., Ltd.

Founded in 1996, Orient Paper has been listed on the NYSE MKT under the ticker symbol "ONP" since December 2009. For more information about the Company, please visit http://www.orientpaperinc.com.

Safe Harbor Statements

This press release may contain forward-looking statements. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including risks outlined in the Company's public filings with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K. All information provided in this press release speaks as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to update or revise its forward-looking statements.

For more information, please contact:

Company Contact:

Orient Paper, Inc.

Email: ir@orientpaperinc.com

Investor Relations:

Tony Tian, CFA

Weitian Group LLC

Email: tony.tian@weitian-ir.com

Phone: +1-732-910-9692